Exhibit 99.1

CONTACT
Jennifer Hendricks Sullivan (Media Relations)	February 2, 2026
jennifer.hendricks.sullivan@53.com

Matt Curoe (Investor Relations)

matt.curoe@53.com | 513-534-2345

Fifth Third Completes Merger with Comerica to Become 9th Largest U.S. Bank

CINCINNATI—Fifth Third Bancorp (Nasdaq: FITB) today announced it has closed its merger with Comerica Incorporated to create the ninth-largest U.S. bank with approximately $294 billion in assets. The combination of Fifth Third’s award-winning retail banking and digital capabilities with Comerica’s strong middle market banking franchise and attractive footprint further strengthens Fifth Third’s stability, profitability and growth potential.

The merger builds upon Fifth Third’s strong momentum entering 2026, following a year of record revenue, best-in-class profitability and efficiency, strong loan and deposit growth, and continued leadership in digital banking and commercial payments. Fifth Third will now operate in 17 of the 20 fastest-growing large markets in the country, including key regions in the Southeast, Texas and California, while solidifying its leadership in the Midwest. By 2030, Fifth Third is planning to have approximately 1,750 branches, over half of which will be located in the Southeast, Texas, Arizona and California. The combined company now has two $1 billion recurring and high-return fee businesses – Commercial Payments and Wealth and Asset Management – which provide durable, diversified earnings and the additional capacity to reinvest for growth. Fifth Third will bring its proven consumer acquisition playbook and analytical marketing capabilities to Comerica’s markets to accelerate deposit growth and deepen customer relationships.

“We are thrilled to announce we have closed our merger with Comerica,” said Tim Spence, chairman, CEO and president of Fifth Third. “This combination marks a pivotal moment for Fifth Third as we accelerate our strategy to build density in high-growth markets and deepen our commercial capabilities. Together, we are creating a stronger, more diversified bank that is well-positioned to deliver exceptional value for our shareholders, customers, communities and teammates – starting today, and over the long-term.”

Integration teams will continue working closely together to ensure a seamless transition for customers. Customers will continue to enjoy consistent coverage teams and the products and services they value today, with future enhancements as the integration progresses. Full system and brand conversions are expected in the third quarter. Until then, Comerica locations will continue to operate under the Comerica brand. Full information on what customers can expect in 2026 can be found at 53.com/BetterTogether.

“Over the next five years, we see four key opportunities: scaling Comerica’s middle market expertise; deepening commercial and wealth relationships to Fifth Third levels; expanding retail banking with our proven playbook, including 150 new de novo branches in Texas; and building a differentiated innovation banking business by leveraging the capabilities of Comerica’s Tech and Life sciences vertical with Fifth Third’s Newline platform,” Spence continued. “We’re building a stronger, more innovative bank, deliberately engineered for through-the-cycle performance so we can continue delivering for our customers, communities and teammates.”

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About Fifth Third

Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere’s World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com. Deposit and credit products provided by Fifth Third Bank, National Association. Member FDIC.

Forward-Looking Statements

Information in this communication, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements related to the expected benefits of the transaction. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “scheduled,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “forecasts,” “outlook,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Fifth Third to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, risks relating to the transaction, including the risk that the cost savings and any revenue synergies and other anticipated benefits from the transaction may not be fully realized or may take longer than anticipated to be realized, the risk that Fifth Third may be unable to successfully execute its business plans and strategies and manage the risks involved in its acquisition of Comerica and the risk that the integration of Comerica’s business and operations into Fifth Third will be materially delayed or will be more costly or difficult than expected. Additional factors that could affect future results of Fifth Third can be found in Fifth Third’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Fifth Third disclaims any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws.